EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Amendment No. 29 to Registration Statement (No. 333-266965) on Form F-1 of Innovation Beverage Group Limited of our report dated May 12, 2024, relating to our audits of the financial statements of Innovation Beverage Group Limited for the years ended December 31, 2023 and 2022.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

September 17, 2024